EXHIBIT 99.1
Contacts:     Kermit K. Houser                 Marshall J. Alexander
              President and CEO                Executive VP and CFO
              (541)882-3444 X7133              (541)882-3444 X7120

                                  News Release

================================================================================
KLAMATH FIRST TO SELL SEVEN BRANCHES

TO THE BANK OF EASTERN OREGON

KLAMATH FALLS, OREGON - September 10, 2003 - Klamath First Bancorp, Inc. (Nasdaq: KFBI) announced today that Klamath First Federal had agreed to sell seven branches located in northeastern Oregon to the Bank of Eastern Oregon. The branches that will be sold are located in the towns of Burns, Condon, Fossil, Heppner, John Day, Prairie City and Moro. The sale includes deposit accounts of approximately $66 million, which will double the size of the Bank of Eastern Oregon's six branches, and its $78 million in total assets. The fixed assets and branch locations will also be included in the sale; however, loans will not be included. It is anticipated that the Bank of Eastern Oregon will offer employment to all current branch employees.

Kermit K. Houser, President and Chief Executive Officer commented, "As part of our strategic plan management and the Board of Directors have looked at the possibility of branch sales, closures and consolidations in an effort to improve Klamath First's operating efficiency over the past year but did not have any specific areas or branches targeted. With the recent announcement of our proposed merger with Sterling Financial Corporation (Nasdaq: STSA), several community banks indicated an interest in many of our rural branch locations. Klamath First determined that Bank of Eastern Oregon was the best candidate to acquire its branches since Bank of Eastern Oregon shared Klamath First Federal's commitment to customers and employees. In addition, a sale at this time would ensure that the Klamath First customers and employees at these branches experience only one organizational change rather than two.

We do not anticipate any further sales or closures of branches prior to the Sterling merger," added Mr. Houser.

"The Bank of Eastern Oregon is pleased to offer customers and employees of these branches the opportunity to join our great team. We were established in 1945 to meet the financial needs of rural communities in eastern Oregon, and these branch purchases will allow us to continue that tradition in markets and with customers we are very familiar with," stated George Koffler, President and Chief Executive Officer of the Bank of Eastern Oregon. Bank of Eastern Oregon currently intends to partially finance the proposed branch acquisition through the issuance of $2 million of Trust Preferred Securities.

As previously announced, Klamath is party to a merger agreement pursuant to which Klamath will merge into Sterling Financial Corporation. Sterling was apprised of and concurred in the sale of these seven branches. The branch sale is expected to close in December subject to regulatory approval.

About Klamath First Bancorp, Inc.

Klamath First Bancorp, Inc. is the holding company for Klamath First Federal Savings and Loan Association, which operate 59 offices, 57 in 26 counties throughout Oregon and two in-store branches in South Central Washington. Klamath First serves the state of Oregon through these offices by offering a full range of products and services for both the consumer and business customer, including commercial, consumer and real estate loans, various checking and savings products, 24-hour telephone banking, and online banking with bill pay through its web site www.KlamathFirst.com. Customers have access to brokerage and investment services through the company's subsidiary Klamath First Financial Services. Additionally, customers may visit new in-store branches seven days a week with extended banking hours.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the proposed merger between Sterling Financial Corporation and Klamath First Bancorp, Inc.;
(ii) Klamath First's plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and
(iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Klamath and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements (1) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (2) the shareholders of Klamath First or Sterling may fail to approve the merger; (3) changes in interest rates; (4) changes in tax laws; (5) changes in general economic conditions or (6) changes in the securities markets. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling's and Klamath First's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's Internet site (http://www.sec.gov). Klamath First Bancorp, Inc. disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.

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Note:  Transmitted on BusinessWire at 6:00 am PDT, September 10, 2003.